Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098
NANTHEALTH REPORTS 2020 THIRD QUARTER FINANCIAL RESULTS

•Q3 2020 Financial Highlights:
•Total net revenue was $18.8 million, up from $18.6 million
•Total software-related revenue increased to $18.7 million from $18.3 million in Q3 2019 and rose 7% from Q2 2020
•Recently acquired OpenNMS Group contributed revenue
•Gross margin remained steady at 60% of total revenue

Culver City, Calif. – November 5, 2020 — NantHealth, Inc. (NASDAQ-GS: NH), a provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its third quarter ended September 30, 2020.

“Our 2020 third quarter total software-related revenue increased to $18.7 million from $18.3 million for the same quarter last year and climbed 7% on a sequential quarterly basis,” said Ron Louks, Chief Operating Officer, NantHealth. “The current year third quarter included a revenue contribution from our recently completed acquisition of OpenNMS. We are pleased to report that our gross margin remained strong at 60% of total revenue, selling, general and administrative expenses were lower, and our bottom line improved considerably. We view our overall financial performance as a solid achievement, given the challenges associated with operating during the ongoing pandemic.

“At the same time, we ramped up our investment in R&D. We continued our development of data solutions capabilities, by expanding our software portfolio and service offerings, and investing in cloud, SaaS and AI technologies.

“We are making excellent progress on integrating the highly complementary OpenNMS business into our operations. OpenNMS provides a number of cross marketing opportunities, by leveraging NantHealth’s data science and AI competencies and OpenNMS’ network monitoring solutions for critical data flows. In addition, we believe the acquisition will drive opportunities to expand into industries beyond healthcare and bring new sets of services to customers of both entities.”

Software and Services Highlights:

•Clinical Decision Support (Eviti®):

•Expanded client-base and net new clients through NantHealth’s Eviti channel partner, a leading clinical solutions provider

•Expanded Eviti Connect across the Medicaid population of a leading U.S. health insurance company. Of the 13 states originally announced, six states have gone live through the third quarter of 2020

Payer Engagement (NaviNet®):

•We expanded API capabilities with a new service offering for provider and revenue cycle organizations to connect with payers via the NaviNet Open platform to conduct Eligibility & Benefits, Claim Status Inquiry, Authorizations, and Referral transactions

•Launched several user-centric enhancements that will provide a richer user experience on NaviNet Open, including self-service capability that allows NaviNet AllPayer subscribers to quickly and easily configure provider information for registration and access

•Network Monitoring (OpenNMS®):

•Released Meridian® 2020

•A Fortune 500 Healthcare IT company went into production with the OpenNMS Architecture for Learning Enabled Correlation (ALEC) AI engine

Business and Financial Highlights

For the 2020 third quarter:

•Total net revenue was $18.8 million compared with $18.6 million in Q3 of 2019 and up from $17.6 million in Q2, 2020. Within total revenue, there was $18.7 million of total software-related revenue, compared with $18.3 in previous year

•Gross profit was $11.2 million, or 60% of total net revenue, consistent with the prior year period

•Selling, general and administrative (SG&A) expenses declined to $12.4 million from $13.7 million in 2019 third quarter

•Research and development (R&D) expenses increased to $4.7 million from $3.3 million, primarily due to expanding our software portfolio and service offerings, and investing in cloud, SaaS and AI technologies

•Net loss from continuing operations attributable to NantHealth, net of tax, narrowed to $11.0 million, or $0.10 per share from $16.4 million, or $0.15 per share

•Non-GAAP net loss from continuing operations attributable to NantHealth was $7.2 million, or $0.07 per share, compared with $7.5 million, or $0.07 per share, for the third quarter of last year

•At September 30, 2020, cash and cash equivalents totaled $26 million

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the third quarter ended September 30, 2020. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 9966656. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret, and visualize complex and highly sensitive information, NantHealth helps its customers in healthcare, life sciences, logistics, telecommunications, and other industries, to automate, understand, and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in molecular analysis (GPS Cancer), payer/provider collaboration platforms for real-time coverage decision support (NaviNet and Eviti), and Data Products that provide multi-data analysis, reporting and professional services offerings. OpenNMS, a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook and LinkedIn, and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate OpenNMS into our operations;; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$25,908	$5,243
Accounts receivable, net	4,195	6,179
Related party receivables, net	1,577	823
Prepaid expenses and other current assets	4,460	19,341
Current assets of discontinued operation	—	6,327
Total current assets	36,140	37,913
Property, plant, and equipment, net	14,232	14,985
Goodwill	98,333	97,307
Intangible assets, net	50,202	51,848
Investment in related party	—	31,702
Related party receivable, net of current	612	1,108
Operating lease right-of-use assets	7,604	8,470
Other assets	1,856	1,818
Noncurrent assets of discontinued operation	—	21,336
Total assets	$208,979	$266,487

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,151	$3,377
Accrued and other current liabilities	14,833	31,988
Deferred revenue	3,276	7,098
Related party payables, net	4,606	4,120
Notes payable	1,065	238
Current liabilities of discontinued operation	—	10,680
Total current liabilities	25,931	57,501
Deferred revenue, net of current	715	1,129
Related party liabilities	29,365	24,227
Related party promissory note	112,666	112,666
Related party convertible note, net	9,268	8,864
Convertible notes, net	89,023	84,648
Deferred income taxes, net	1,697	1,669
Operating lease liabilities	8,508	9,728
Other liabilities	24,135	21,542
Noncurrent liabilities of discontinued operation	—	1,649
Total liabilities	301,308	323,623

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 111,214,133 and 110,619,678 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	11	11
Additional paid-in capital	890,590	889,955
Accumulated deficit	(983,108)	(946,884)
Accumulated other comprehensive loss	(283)	(218)
Total NantHealth stockholders' deficit	(92,790)	(57,136)
Noncontrolling interests	461	—
Total stockholders' deficit	$(92,329)	$(57,136)
Total liabilities and stockholders' deficit	$208,979	$266,487

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Software-as-a-service related	$18,355	$18,328	$53,997	$54,421
Maintenance	299	—	299	—
Professional services	62	—	62	—
Total software-related revenue	18,716	18,328	54,358	54,421
Sequencing and molecular analysis	49	276	172	1,581
Home health care services	—	—	—	2,863
Total net revenue	18,765	18,604	54,530	58,865

Cost of Revenue
Software-as-a-service related	5,935	5,638	17,552	17,004
Maintenance	131	121	131	288
Professional services	15	—	15	—
Amortization of developed technologies	1,222	1,143	3,508	3,519
Total software-related cost of revenue	7,303	6,902	21,206	20,811
Sequencing and molecular analysis	216	462	827	4,066
Home health care services	—	—	—	1,471
Total cost of revenue	7,519	7,364	22,033	26,348

Gross Profit	11,246	11,240	32,497	32,517

Operating Expenses
Selling, general and administrative	12,442	13,708	36,864	42,843
Research and development	4,681	3,262	12,446	10,503
Amortization of acquisition-related assets	958	1,054	2,691	3,162
Impairment of intangible asset	—	—	—	3,977
Total operating expenses	18,081	18,024	52,001	60,485
Loss from operations	(6,835)	(6,784)	(19,504)	(27,968)
Interest expense, net	(4,861)	(4,556)	(14,291)	(13,443)
Other income (expense), net	747	(3,586)	(2,550)	(5,022)
Loss from related party equity method investment	—	(1,983)	(31,702)	(6,401)
Loss from continuing operations before income taxes	(10,949)	(16,909)	(68,047)	(52,834)
Provision for (benefit from) income taxes	77	(529)	174	(659)
Net loss from continuing operations	(11,026)	(16,380)	(68,221)	(52,175)
(Loss) income from discontinued operations, net of tax attributable to NantHealth	(16)	3	31,955	1,162
Net loss	(11,042)	(16,377)	(36,266)	(51,013)
Net loss attributable to noncontrolling interests	(42)	—	(42)	—
Net loss attributable to NantHealth	$(11,000)	$(16,377)	$(36,224)	$(51,013)

Basic and diluted net income (loss) per share attributable to NantHealth:
Continuing operations - common stock	$(0.10)	$(0.15)	$(0.62)	$(0.47)
Discontinued operations - common stock	$—	$—	$0.29	$0.01
Total net loss per share - common stock	$(0.10)	$(0.15)	$(0.33)	$(0.46)

Weighted average shares outstanding
Basic and diluted - common stock	110,929,357	110,619,905	110,859,611	110,261,279

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss from continuing operations attributable to NantHealth	$(10,984)	$(16,380)	$(68,179)	$(52,175)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	1,983	31,702	6,401
Stock-based compensation expense from continuing operations	633	521	1,761	1,797
Change in fair value of derivatives liability	(56)	—	7	—
Change in fair value of Bookings Commitment	(657)	3,159	3,070	4,664
Noncash interest expense related to convertible notes	1,644	1,446	4,779	4,207
Intangible amortization from continuing operations	2,165	2,197	6,184	6,681
Impairment of intangible asset	—	—	—	3,977
Loss on sale of business	—	—	—	582
Securities litigation costs	—	500	(103)	500
Tax provision (benefit) resulting from certain noncash tax items	20	(885)	(16)	(519)
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	3,749	8,921	47,384	28,290
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(7,235)	$(7,459)	$(20,795)	$(23,885)

Weighted average shares outstanding	110,929,357	110,619,905	110,859,611	110,261,279

Net loss per share from continuing operations attributable to NantHealth - Non-GAAP	$(0.07)	$(0.07)	$(0.19)	$(0.22)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss per common share from continuing operations attributable to NantHealth	$(0.10)	$(0.15)	$(0.62)	$(0.47)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Loss from related party equity method investment	—	0.03	0.28	0.04
Stock-based compensation expense from continuing operations	0.01	—	0.02	0.02
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	(0.01)	0.03	0.03	0.04
Noncash interest expense related to convertible notes	0.01	0.01	0.04	0.04
Intangible amortization from continuing operations	0.02	0.02	0.06	0.06
Impairment of intangible asset	—	—	—	0.04
Loss on sale of business	—	—	—	0.01
Securities litigation costs	—	—	—	—
Tax provision (benefit) resulting from certain noncash tax items	—	(0.01)	—	—
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	0.03	0.08	0.43	0.25
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.07)	$(0.07)	$(0.19)	$(0.22)